Exhibit 10.59

AMENDED FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

PERRY ELLIS INTERNATIONAL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

[OPTIONEE]

Agreement

1. Grant of Option. Perry Ellis International, Inc. (the “Company”) hereby grants, as of [date] (“Date of Grant”), [name] (the “Optionee”) an option (the “Option”) to purchase [number] shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), at an exercise price per share equal to $[            ] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s Second Amended and Restated 2005 Long-Term Incentive Compensation Plan (the “Plan”), as amended and restated, which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. Provided that the Continuous Service of the Optionee continues through and on the applicable vesting date, the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, in the following table (the “Vesting Date”):

Number of Shares	Vesting Date

[number]	[vesting date	]

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void. The Committee, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the Option at any time.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee (or in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative and in the case of the Optionee’s death, the Optionee’s estate) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option. Any unexercised vested portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a) unless the Committee otherwise determines in writing in its sole discretion, [                    ] months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated for any reason other than by reason of (i) termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause, (ii) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (iii) the Optionee’s death;

(b) immediately upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities for Cause;

(c) [                    ] months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(d) [                    ] months after the date of termination of the Optionee’s Continuous Service with the Company and its Related Entities by reason of the death of the Optionee (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 6); or

(e) the [                    ] anniversary of the Date of Grant.

7. Transferability. Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. No Rights of Stockholders. Neither the Optionee nor other person authorized under Section 4 herein to exercise the Option shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, unless and until such shares have been fully paid and the Optionee (or other person authorized under Section 4 herein to exercise the Option) has been entered as the stockholder of record on the books of the Company.

9. Acceleration of Exercisability of Option. [The exercisability of this Option may be accelerated only at such time, and only to the extent, as may be determined by the Committee in writing.]

(a) [This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.] [In the event that prior to the termination of this Option pursuant to Section 6 hereof and within [time period] following a “Change in Control, as defined in Section 9(b) of the Plan, the Optionee’s employment is terminated by the Company without Cause or is terminated by the Optionee with Good Reason, this Option shall become immediately fully exercisable.]

[(b) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 9(a). For the purposes of this paragraph, the Option shall be considered assumed or substituted for if, following the Change in Control, the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.]

10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

12. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at Perry Ellis International, Inc., 3000 N.W. 107 Avenue, Miami, FL 33172, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

15. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement and all options granted hereunder shall be subject to the terms of any written employment agreement, if any, between the Optionee and the Company.

17. Internal Revenue Code Section 409A. The Option granted hereunder is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other official guidance promulgated thereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of [date]:

PERRY ELLIS INTERNATIONAL, INC.

By:

Date:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:	OPTIONEE:

By:
[name]